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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Go2Net, Inc. for the registration of 1,512,514 shares of its common stock and to the incorporation by reference therein of our report dated November 9, 1998, with respect to the financial statements of Go2Net, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with respect to the financial statements of Haggle Online, Inc. and USAOnline, Inc. included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission.

                              /s/ Ernst & Young LLP

                              Ernst & Young LLP

Seattle, Washington
July 9, 1999




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